Exhibit 99.1

VYYO REPORTS FOURTH QUARTER AND 2006 ANNUAL RESULTS

3GHz UltraBand Product Shipments Begin

NORCROSS, GA (April 2, 2007) — Vyyo Inc. (NASDAQ:  VYYO), a supplier of broadband access equipment for cable system operators, today reported financial results for the fourth quarter and the year ended December 31, 2006.

For the fourth quarter of 2006, Vyyo reported sales of $1.8 million, compared to $1.1 million in the third quarter of 2006.  Loss for the fourth quarter of 2006 was $6.5 million or $0.36 per share, compared to a loss of $7.7 million, or $0.43 per share, in the third quarter of 2006.  Loss for the fourth quarter of 2006 included one-time income of $995,000 from an insurance claim mainly for inventories written down in prior years.

For the year ended December 31, 2006, sales were $8.0 million, compared to $2.4 million reported for the same period of 2005.  Loss for the year ended December 31, 2006 was $29.4 million, or $1.69 per share. This compared to a loss of $38.7 million, or $2.51 per share, for the same period of 2005.  The 2006 loss included a charge of $5.4 million for stock-based compensation, net interest expenses of $1.7 million and the insurance proceeds noted above.  The 2005 loss included a charge of $13.3 million for impairment and amortization of technology and intangible assets and inventory write-downs of $2.1 million.

As of December 31, 2006, Vyyo had cash, cash equivalents and short-term investments of $18.7 million.  Additionally, the company has completed its previously-announced financing from Goldman, Sachs & Co., an existing investor in Vyyo. The transaction included $17.5 million in new funding and an additional $17.5 million to pay off the aggregate of notes issued to Goldman, Sachs in 2006.

During the first quarter of 2007, Vyyo has announced continued activity within the cable space, including:

•                  The decisions by highly respected cable executives Jim Chiddix and Wayne Davis to join the company as vice chairman and CEO, respectively;

•                  The selection of Vyyo by StarHub for deployments in certain nodes and inclusion in response to a Request for Proposal by the Singapore government for ultra-high bandwidth services; and

•                  The selection of Vyyo by Cox Communications as vendor of 3GHz Ultraband passive devices, and the shipment of initial orders to Cox.

“More than any other alternative, Vyyo Spectrum Overlay has been designed to economically meet the needs of the industry as cable competes,” said Davis.  “Our Spectrum Overlay provides Cable the most raw bandwidth for new revenues in business services and advanced services at the lowest cost per megahertz; it does not interfere with legacy services; and it does not require the replacement of consumer premises equipment.”

“Our growing list of customer wins and the decisions by Wayne Davis and Jim Chiddix to join our management team clearly demonstrate Vyyo’s value as a cost-efficient alternative to cable bandwidth enhancements,” said Davidi Gilo, chairman of Vyyo.

Investor Conference Call
The company will host an investor conference call to discuss the fourth quarter and annual 2006 results on Monday, April 2, 2007 at 9:00 a.m. EDT after which management will host a question and answer session.  To participate, domestic participants should dial 800-218-4007 and international participants should dial 303-262-2143 at least 10 minutes prior to the call and ask to be connected to the Vyyo conference call.  The call can be accessed at the Events & News section on the homepage of Vyyo’s website at www.vyyo.com.  A telephone replay will be available through April 9, 2007 by dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering access code 11086218#.

About Vyyo Inc.
Vyyo products designed for use by cable television operators include spectrum overlay solutions designed to expand cable operators’ typical HFC (hybrid-fiber coax) network capacity in the “last mile” and business services solutions that can help operators meet the needs of small/medium-sized enterprises using existing cable plant.  Spectrum overlay increases bandwidth by up to 2x in the downstream and 4x or more in the upstream, addressing requirements for advanced residential and business services.    For more information, please visit www.vyyo.com.

Safe Harbor Statement
Statements made in this press release relating to the future, including those related to the opportunities created for our customers given our ability to provide spectrum overlay solutions and dramatically increase upstream and downstream bandwidth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include among others: our ability to close the transaction as contemplated or at all; whether we will be able to accelerate the movement from development stage to deployment and establish meaningful commercial relationships with cable system operators; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our spectrum overlay and T1 solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2005, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

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PRESS:	INVESTORS:
Paul Schneider	Walt Ungerer
Paul Schneider Public Relations, Inc.	VP, Corporate Communications
(w) 215.702.9784	Vyyo Inc.
(m) 215.817.4384	678.488.0468
pspr@att.net	ir@vyyo.com

Vyyo Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

			Year ended
	Three months ended		December 31,
	December 31,	September 30,
	2006	2006	2006	2005
	Unaudited	Unaudited
Revenues:
Revenues	$413	$161	$1,279	$2,367
Revenues from related party (Arcadian Networks, Inc.)	1,343	953	6,721	—
Total revenues	1,756	1,114	8,000	2,367
Cost of revenues (1):
Cost of products sold	354	133	857	2,519
Cost of products sold to related party (Arcadian Networks, Inc.)	1,085	795	5,253	—
Write-down of inventory and purchase commitments	255	169	424	2,050
Impairment and amortization of technology	—	—	—	2,014
Insurance reimbursement for damaged inventory	(710)	—	(710)	—
Total cost of revenues	984	1,097	5,824	6,583
Gross profit (loss)	772	17	2,176	(4,216)

Operating expenses (income) (2):
Research and development, net	2,872	2,933	11,216	11,195
Sales and marketing	1,967	2,080	9,261	9,912
General and administrative	1,998	1,962	8,919	5,763
Other income - insurance reimbursement	(209)	—	(209)	—
Restructuring adjustments	—	—	—	(875)
Impairment and amortization of intangible assets	—	—	—	11,288
Total operating expenses	6,628	6,975	29,187	37,283
Operating loss	(5,856)	(6,958)	(27,011)	(41,499)

Gain resulting from amendment to promissory note	—	—	—	2,533
Financial income	320	347	1,214	445
Financial expenses	(908)	(836)	(2,905)	(44)
Loss before income taxes	(6,444)	(7,447)	(28,702)	(38,565)
Income taxes	(89)	(271)	(802)	(558)
Loss from continuing operations	(6,533)	(7,718)	(29,504)	(39,123)
Discontinued operations	—	48	78	431
Loss for the period	$(6,533)	$(7,670)	$(29,426)	$(38,692)

Loss per share of common stock -
Continuing operations	$(0.36)	$(0.43)	$(1.69)	$(2.54)
Discontinued operations	—	—	—	0.03
	$(0.36)	$(0.43)	$(1.69)	$(2.51)
Weighted average number of shares of common stock outstanding, basic and diluted	18,035	17,956	17,368	15,422

(1) Includes stock-based compensation	$23	$24	$83	$11
(2) Includes stock-based compensation:
Research and development	$153	$228	$820	$223
Sales and marketing	$343	$426	$1,543	$126
General and administrative	$635	$504	$2,956	$108
Restructuring adjustments	$—	$—	$—	$(786)

Vyyo Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	September 30,	December 31,
	2006	2006	2005
	Unaudited

Current Assets:
Cash, cash equivalents and short-term investments	$18,688	$23,678	$9,951
Accounts receivable, net:
Related party (Arcadian Networks, Inc.)	991	813	—
Other	194	188	868
	1,185	1,001	868
Inventory, net	2,362	2,810	2,491
Other current assets	996	1,251	935
Total Current Assets	23,231	28,740	14,245

Long-Term Assets:
Restricted cash	5,000	5,000	5,000
Property and equipment, net	1,676	1,095	1,585
Employee rights upon retirement funded	1,168	1,127	965
Debt issuance cost, net	1,074	1,114	—
Total Assets	$32,149	$37,076	$21,795

Liabilities and Stockholders’ Equity (Capital Deficiency)
Current Liabilities:
Accounts payable	$1,719	$1,843	$1,832
Accrued liabilities	7,877	7,729	6,391
Deferred revenues - related party (Arcadian Networks, Inc.)	3,795	3,905	—
Total Current Liabilities	13,391	13,477	8,223

Long-Term Liabilities:
Promissory note	5,078	4,774	3,967
Senior secured note	5,085	4,998	—
Convertible note	10,097	10,101	—
Liability for employee rights upon retirement	2,111	1,974	1,460
Total Liabilities	35,762	35,324	13,650

Total Stockholders’ Equity (Capital Deficiency)	(3,613)	1,752	8,145
Total Liabilities and Stockholders’ Equity (Capital Deficiency)	$32,149	$37,076	$21,795